Exhibit 10.22

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Agreement”) is made and entered into as of this 27th day of May, 2010, by and among CFS BANCORP, INC. (“Company”), an Indiana corporation, CITIZENS FINANCIAL BANK (“Bank”), a federally-chartered stock savings association, and CHARLES V. COLE (“Employee”), a resident of the State of Illinois,

W I T N E S S E T H:

WHEREAS, the Employee is serving as the Executive Vice President and Chief Financial Officer of the Company and the Bank; and

WHEREAS, the Company, the Bank and the Employee desire to enter into this Agreement to memorialize their mutual understanding and agreement with respect to the Employee’s resignation from employment with the Company, the Bank and all subsidiaries and affiliates of the Company and the Bank, the payment of severance to the Employee and certain other matters as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements and obligations contained herein, the payments contemplated hereby and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

Section 1.                      Resignation.  The Employee hereby resigns from his employment as an officer, employee and Executive Vice President and Chief Financial Officer of the Company and the Bank, and from all other positions at, the Company, the Bank and all subsidiaries and affiliates of the Company and the Bank, effective as of 5:00 p.m. (Central Time) on May 27, 2010 (“Effective Time”), thereby ending any employer-employee relationship between the Company, the Bank and all subsidiaries and affiliates of the Company and the Bank, on the one hand, and the Employee, on the other hand.  The Employee’s resignation shall be irrevocable, and the Company and the Bank hereby accept the Employee’s resignation.

Section 2.                      Employment Agreement.  The Company, the Bank and the Employee understand that they are parties to an Employment Agreement dated December 23, 2009 (the “Employment Agreement”), which shall continue in full force and effect following the Effective Time as set forth in the Employment Agreement, other than Sections 2, 4 and 5 thereof which provisions shall terminate as of the Effective Time.  The Employee’s resignation contemplated by this Agreement shall be a termination by the Employee of his employment under the Employment Agreement without Good Reason, and the date of this Agreement shall be the Date of Termination under the Employment Agreement.  The Company, the Bank and the Employee hereby waive all requirements for a Notice of Termination and any other notices under the Employment Agreement and agree that the Date of Termination for purposes of the Employment Agreement shall be the Effective Time.  The Employee represents and agrees that neither the Company nor the Bank has ever breached the Employment Agreement, nor does the execution of this Agreement or the transactions, actions and payments contemplated hereby constitute a breach of the Employment Agreement by either the Company or the Bank.

Section 3.                      Severance Payment.  Subject to the remaining provisions of this Section, the Company shall pay a severance payment to the Employee in the aggregate amount of Three Hundred Thirty-Six Thousand Four Hundred and Eighty-Eight Dollars ($336,488), without interest (“Severance Payment”), which shall be paid in accordance with this Section.  The payment of the Severance Payment shall be suspended for a six-month period following the Effective Time as required by Section 409A of the Internal Revenue Code of 1986, as amended, because the Employee is a Specified Employee as defined in Treasury Regulation §1.409A-1(h).  The Severance Payment shall be paid in two (2) equal installments of One Hundred Sixty-Eight Thousand Two Hundred and Forty-Four Dollars ($168,244) each.  The first installment shall be paid to the Employee on the first regular payroll date of the Company in December, 2010 and the second installment shall be paid to the Employee on the second payroll date of the Company in January, 2011, which is on January 28, 2011.  The Company shall deduct all required taxes and other amounts required to be withheld from each of such payments.

The Severance Payment payable under this Agreement constitutes full satisfaction and discharge of the Company’s and the Bank’s respective obligations under the Employment Agreement, including, but not limited to, any severance payments; provided, however, that the foregoing shall not affect the Company’s and the Bank’s obligations under Section 25 of the Employment Agreement if the Company or the Bank requests the Employee’s cooperation under such section.  The Employee agrees that the Severance Payment payable under this Agreement and the waiver of the Employee’s non-competition covenants set forth below constitute adequate consideration for his waivers, covenants and agreements set forth in this Agreement, the Release of Claims attached hereto as Exhibit A and the covenants, agreements and provisions of the Employment Agreement that survive the termination of the Employee’s employment and continue in effect following the Effective Time, including, but not limited to, Section 3(d) (confidential information), Section 3(e) (non-solicitation) and Section 6(f) (return of property and confidential information), Section 24 (non-disparagement) and Section 25 (cooperation), which covenants, agreements and provisions the Employee hereby ratifies and confirms and agrees are binding upon and applicable to him in accordance with the terms thereof as set forth in the Employment Agreement.  The Company and the Bank hereby waive compliance by the Employee with Sections 3(b) and 3(c) (non-competition) of the Employment Agreement and agree that such sections shall not be binding upon or enforceable against the Employee, but only so long as Employee has executed and not subsequently revoked the Release of Claims attached hereto as Exhibit A and does not breach any of the covenants, agreements or provisions of this Agreement or of the Employment Agreement that survive the termination of the Employee’s employment with the Company and the Bank.

The Severance Payment payable under this Agreement is in lieu of any severance payments or benefits that may otherwise be payable to the Employee under the Employment Agreement, any other agreement or any severance pay policies or practices of the Company or the Bank.  The Employee hereby forever releases, waives and relinquishes any and all payments, benefits, rights, claims and interests in and under, and shall not be entitled to, any payments or benefits under the Employment Agreement, any other agreement and any severance pay policies or practices of the Company or the Bank.

Notwithstanding the foregoing provisions of this Section, (a) the Severance Payment shall not be paid to the Employee if the Employee breaches any of the provisions of this Agreement, the Release of Claims attached hereto as Exhibit A or any of the covenants, agreements or provisions of the Employment Agreement that survive the termination of the Employee’s employment and that continue in effect following the Effective Time, and (b) in the event that the Company or the Bank is not obligated to pay the Severance Payment to the Employee because of a breach by the Employee contemplated by (a) above, the Employee shall nevertheless continue to be bound by and subject to this Agreement, the Release of Claims and the covenants, agreements and provisions in the Employment Agreement that survive the termination of his employment.

Section 4.                      Salary; Vacation; Expenses; Other.

(a)           Salary.  The Employee agrees that (i) the Company and/or the Bank have paid in full to the Employee all salary and all other compensation (other than accrued but unused vacation) to which he is entitled in connection with all of his services as an officer and employee of the Company, the Bank and all subsidiaries and affiliates of the Company and the Bank, whether pursuant to the Employment Agreement or otherwise, through and including the Company’s last payroll date immediately preceding the date of this Agreement, and (ii) he shall not be entitled to any additional salary, compensation or other amounts from the Company, the Bank and/or any subsidiaries or affiliates following the date of this Agreement, other than (A) his normal salary from such last payroll date through the Effective Time, which shall be paid in accordance with the Company’s usual and customary payroll practices (including, but not limited to, withholding for taxes and deductions for certain costs of employee benefits), and (B) the benefits and amounts contemplated by this Agreement.

(b)           Vacation.  The Employee agrees that he is entitled to be paid for eight (8) days of accrued but unused vacation relating to all periods of employment ending on or before the Effective Time and hereby waives any right to payment for all other accrued but unused vacation, if any.  The Company shall pay the Employee for such eight (8) days of accrued but unused days of vacation on the first regular payroll date following the Effective Time in accordance with the Company’s usual and customary payroll practices (including, but not limited to, withholding for taxes and deductions for certain costs of employee benefits).

(c)           Expenses.  The Employee agrees that he has submitted to the Company and the Bank all expense reports and other requests for expense reimbursement to which he is entitled for all periods ending on or before the Effective Time and that all such reports and requests have related to bona fide and reasonable expenses incurred by the Employee in furtherance of his duties on behalf of the Company or the Bank.  The Company and the Bank have reimbursed the Employee for all of such expense reports and requests for reimbursement, and the Employee shall not be entitled to any additional reimbursement for expenses incurred for or on behalf of the Company or the Bank following the Effective Time.

(d)           Other.  The Employee understands and agrees that he is not entitled to any compensation, payments or other amounts from the Company, the Bank or any subsidiary or affiliate of the Company or the Bank except pursuant to this Agreement, the ESOP and the 401(k) Plan.

Section 5.                      Employee Benefit Plans.

(a)           General.  The Employee’s participation and eligibility to participate in, and all benefits, payments and rights under, any and all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and any and all other plans, programs, arrangements and policies sponsored, maintained or offered by the Company and/or the Bank shall terminate and cease as of the Effective Time, except as provided in this subsection.  Such plans, programs, arrangements and policies shall include, but not be limited to, the CFS Bancorp, Inc. 2010 Performance-based Cash Incentive Plan (“2010 Cash Plan”); CFS Bancorp, Inc. 2009 Service Retention Program (“2009 Retention Program”); CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan (“2008 Incentive Plan”); CFS Bancorp, Inc. 2003 Stock Option Plan (“2003 Stock Option Plan”); CFS Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”); Citizens Financial Bank 401(k) Retirement Plan (“401(k) Plan”); the Bank’s group health, dental, vision, life and disability insurance plans or policies; and all other retirement, profit sharing, deferred compensation, retention, incentive compensation, bonus, health, medical, hospitalization, dental, vision, life, accidental death, disability and similar plans, programs, arrangements and policies sponsored, maintained or offered by the Company and/or the Bank; provided, however, that (i) all benefits of the Employee that are fully vested under the ESOP and the 401(k) Plan shall be paid to the Employee in accordance with the terms of such plans, (ii) the Employee shall be entitled to exercise the outstanding stock options granted to him under 2003 Stock Option Plan in accordance with the terms of such plan, and (iii) notwithstanding that the Employee has terminated his employment under the Employment Agreement without Good Reason, the Company and the Bank hereby agree, subject to the next two paragraphs of this Subsection 5(a), that (A) the Employee (and his spouse or legal dependents) shall be eligible for continued participation in all group health, dental and vision insurance plans of the Company or the Bank and in which the Employee (and his spouse or legal dependents) participated immediately prior to the Effective Time, and (B) the Employee (and his spouse and legal dependents) shall not be eligible for continued participation in any group life and disability insurance plans or policies of the Company or the Bank in which the Employee participated immediately prior to the Effective Time, but instead only the Employee shall be permitted to convert his coverage existing at the Effective Time to individual life and disability policies.

With respect to the continuation coverage available to the Employee (and his spouse or legal dependents) under all group health, dental and vision insurance plans of the Company or the Bank, (I) such coverage shall be in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), (II) in order to receive coverage, the Employee shall make a proper and timely COBRA election pursuant to the terms of such plans, and (III) the Company or the Bank shall pay the cost for only the employee (and not for his spouse or any legal dependents) for the continuation coverage under such plans elected by the Employee pursuant to COBRA for a period of time ending on the earlier of June 23, 2011 or the date on which the Employee becomes eligible to participate in a health, dental or vision insurance plan of another employer, consultant or party (provided that the Employee is entitled to health, dental and vision benefits from such other employer, consultant or party that are substantially similar to those provided under the applicable health, dental and vision plans of the Company or the Bank in which the Employee participated immediately prior to, and at the same or lesser cost to the Employee as under such plans of the Company or the Bank at, the Effective Time).  As of the date of this Agreement, the total premium for employee only coverage under the health, dental and vision plans of the Company is $491.97, and such amount is subject to adjustment as determined under the plans.

With respect to any life or disability coverage that the Employee converts to individual policies, the Company or the Bank shall pay for only the Employee’s premiums (and not any premiums for his spouse or legal dependents) under such policies for a period of time ending on the earlier of June 23, 2011 or the date on which the Employee becomes eligible to participate in a life or disability insurance plan or policy of another employer, consultant or party (provided that the Employee is entitled to life or disability benefits from such other employer, consultant or party that are substantially similar to those provided under the applicable life and disability plans or policies of the Company or the Bank in which the Employee participated immediately prior to, and at the same or lesser cost to the Employee as under such plans or policies of the Company or the Bank at, the Effective Time).

(b)           Outstanding Cash Bonus, Stock Option, Restricted Stock and Other Award Opportunities.  All award opportunities granted to the Employee relating to cash bonuses, stock options, restricted stock and other cash, stock or equity-based awards which have not vested or been earned, or have not become exercisable, on or prior to the Effective Time under the 2010 Cash Plan, 2009 Retention Plan, the 2008 Incentive Plan and all other plans, programs, arrangements or policies of the Company or the Bank are hereby terminated and forfeited as of the Effective Time, and the Employee hereby forever releases, waives and relinquishes any and all rights, claims and interests in and to such awards.  All stock options granted to the Employee under the 2003 Stock Option Plan that have not been exercised on or prior to the Effective Time shall terminate thirty (30) days following the Effective Time.  All stock option, restricted stock and other award agreements between the Company and the Employee under all plans, programs, arrangements or policies of the Company or the Bank are hereby terminated as of the Effective Time, other than the stock option agreements relating to unexercised stock options under the 2003 Stock Option Plan, which shall remain in effect only until the stock options covered thereby shall have terminated as provided above or been exercised.

The Employee further understands and agrees that he has not accrued and is not entitled to any benefits or payments (and has never received, and is not entitled to receive, any award opportunities relating to cash bonuses, stock options, restricted stock or other cash, stock or equity-based awards or other awards or amounts) under the Company’s defined benefit pension plan that was frozen effective March 1, 2003; CFS Bancorp, Inc. 2005 Supplemental ESOP Benefit Plan; Citizens Financial Services, FSB Deferred Compensation Plan for Key Employees; Amended and Restated Supplemental ESOP

Benefit Plan of CFS Bancorp, Inc. and Citizens Financial Services, FSB; CFS Bancorp, Inc. Amended and Restated 1998 Stock Option Plan; or CFS Bancorp, Inc. 1998 Recognition and Retention Plan.

(c)           Retirement Status.  The Employee has not satisfied the requirements for retirement or early retirement under any of the plans, programs, arrangements or policies referenced in Section 5(a) above.

(d)           Release.  The continuation coverage pursuant to COBRA under the Bank’s group health, dental and vision plans and the conversion election available under the Bank’s group life and disability plans or policies specified in Section 5(a) are in lieu of any benefits that may otherwise be provided to the Employee under the Employment Agreement, any other agreement or any plan, policy or practice of the Company or the Bank.  The Employee hereby forever releases, waives and relinquishes any and all benefits, payments, rights, claims and interests in and under all plans, programs, arrangements and policies sponsored, maintained or offered by the Company, the Bank and all subsidiaries and affiliates of the Company and the Bank, other than as specified in Section 5(a).

Section 6.                      Certain Other Matters.

(a)           Compliance with Law.  The Employee understands and agrees that he has ongoing responsibilities under and shall comply with the federal securities laws and other applicable laws and legal requirements, including but not limited to Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

(b)           Club Memberships.  All memberships (including, but not limited to, memberships in any country clubs or health clubs) that are in the name of the Company or the Bank shall be retained by the Company or the Bank and shall not be used by the Employee subsequent to the Effective Time.  The Company’s or the Bank’s obligation to pay any dues or other amounts with respect to such corporate memberships shall cease as of the Effective Time.  Any memberships that are personal to and in the name of the Employee may continue to be held as private memberships in the Employee’s name and at his sole expense.

(c)           No Admission.  This Agreement does not constitute an admission or evidence of any (i) violation by the Company, the Bank or the Employee of any statute, law, rule or regulation, or (ii) liability or wrongdoing on the part of the Company, the Bank or the Employee.

(d)           No Assignment.  The Employee represents and agrees that he has not made and shall not make any assignment or other transfer of any interest in any claim, right, demand or action which he had, has or may have against the Company, the Bank or any of their subsidiaries or affiliates or against any of their respective directors, officers, employees, managers, fiduciaries, administrators, representatives or agents.

(e)           Unemployment Compensation Claim.  In the event that the Employee files or otherwise makes a claim for unemployment compensation resulting from his resignation of employment contemplated by this Agreement, neither the Company nor the Bank will contest such claim.

Section 7.                      Miscellaneous.

(a)           Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors, representatives and heirs; provided, however, that none of the parties may assign this Agreement, or their respective rights and obligations hereunder, without the prior written consent of each of the other parties, except that the Company and the Bank may, without the prior consent of the Employee, each assign this Agreement to any subsidiary, affiliate or successor of the Company or the Bank (whether in connection with any merger, consolidation, share exchange, combination, change in control, sale of stock, assets or business or other similar transaction or otherwise).  In the event of the Employee’s death, any unpaid balance of the Severance Payment shall be paid to the Employee’s spouse (or, if his spouse does not survive him, to the Employee’s estate) in accordance with the same payment schedule specified in this Agreement.

(b)           Waiver; Amendment.  Any party hereto may, by a writing signed by the waiving party, waive the performance by another party of any of the covenants or agreements to be performed by such other party under this Agreement.  The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.  The failure or delay of any party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

Except with respect to an assignment by the Company or the Bank contemplated by Section 7(a), this Agreement may be amended, modified or supplemented only by a written agreement executed by all of the parties hereto.

(c)           Headings.  The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction, or enforcement of this Agreement.

(d)           Severability.  All provisions of this Agreement are severable from one another.  In case any one or more of the provisions (or any portion thereof) contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

(e)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

(f)           Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.  The parties hereto hereby agree that all demands, claims, actions, causes of action, suits, proceedings and litigation between or among the parties relating to this Agreement, shall be filed, tried and litigated only in a federal or state court located in the State of Indiana.  In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.  THE COMPANY, THE BANK AND THE EMPLOYEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DEMAND, CLAIM, ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

(g)           Entire Agreement.  This Agreement (including the Release of Claims attached hereto), the Employment Agreement, the ESOP, the 401(k) Plan and the 2003 Stock Option Plan constitute the entire understanding and agreement between and among the parties hereto relating to the subject matter hereof and thereof and supersede all other understandings, commitments, representations, negotiations, contracts, agreements, plans, programs, arrangements or policies, whether oral or written, between or among the parties hereto relating to the matters contemplated hereby or thereby.  In the event of any conflict between this Agreement and the Employment Agreement, the provisions of this Agreement shall control.  The Non-Solicitation & Confidentiality Agreement dated October 16, 2003 between the Bank and the Employee is hereby terminated.

(h)           Construction.  This Agreement shall be deemed to have been drafted by both parties hereto.  This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party.

(i)           Taxes.  All federal, state, local and other taxes (including, but not limited to, interest, fines and penalties) resulting from, imposed upon by virtue of or relating to the transactions or the payments or benefits to the Employee contemplated by this Agreement or the Employment Agreement shall be paid by the Employee, other than payment by the Company of its portion of any FICA or other employment taxes relating to the Severance Payment.

(j)           Review and Consultation.  The Employee hereby acknowledges and agrees that he (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions and effects of this Agreement, (iii) has consulted with such of his own attorneys, accountants and financial and other advisors as he has deemed appropriate in connection with his execution of this Agreement, and (iv) has executed this Agreement voluntarily.  THE EMPLOYEE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM THE COMPANY, THE BANK, ANY DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY OR THE BANK, OR ANY ATTORNEY, ACCOUNTANT OR ADVISOR FOR THE COMPANY OR THE BANK.

(k)           Notices.  All notices and other communications under this Agreement shall be in writing and given by hand delivery, certified mail, overnight delivery or facsimile transmission and shall be deemed to have been duly given (i) upon delivery by hand (in the Company’s and the Bank’s case, to its Chief Executive Officer or its Chief Operating Officer); (ii) on the day of receipt if the notice or communication is sent by certified United States Mail, return receipt requested; (iii) on the next business day after deposit with a nationally recognized overnight delivery service; or (iv) on the date indicated on the fax confirmation page of the sender.  All notices and other communications shall be addressed as follows: if to the Company or the Bank, c/o its Chief Executive Officer or Chief Operating Officer at its corporate headquarters; and if to the Employee, to his last known address reflected on the records of the Company or the Bank; or to such other address as any party hereto may have furnished to the others in writing in accordance herewith.

(l)           Capitalized Terms.  All capitalized terms not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Employment Agreement.

(m)         Recitals.  The recitals and “Whereas” clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.

(n)          Electronic Signatures.  This Agreement may be executed and delivered by facsimile or electronic transmission.  Any facsimile or electronic signature shall be considered as an original signature and the document transmitted shall be considered to have the same binding effect as an original signature on an original document.

[Signature Page Follows This Page]

IN WITNESS WHEREOF, the Company, the Bank and the Employee have made, entered into, executed and delivered this Agreement as of the day and year first above written.

                                                                                                                                                                  /s/ Charles V. Cole
                        Charles V. Cole

                        CFS BANCORP, INC.

                        By: /s/ Daryl D. Pomranke
                              Daryl D. Pomranke, President
                                and Chief Operating Officer

                        CITIZENS FINANCIAL BANK

                        By: /s/ Daryl D. Pomranke
                              Daryl D. Pomranke, President
                                and Chief Operating Officer

EXHIBIT A

Release of Claims

1.           In consideration of the execution by CFS Bancorp, Inc. (the “Company”) and Citizens Financial Bank (the “Bank”) of that certain Employment Agreement (the “Employment Agreement”) dated December 23, 2009 and that certain Separation Agreement (the “Agreement”) dated May 27, 2010, both by and among the Company, the Bank and the undersigned, Charles V. Cole (the “Employee”), and for other good and valuable consideration, the Employee hereby irrevocably, unconditionally, and forever releases, waives, discharges and covenants not to sue or make any claim against the Company, the Bank, each of their subsidiaries and affiliates, the Company’s and the Bank’s respective predecessors and successors, their respective former, present and/or future shareholders, members, owners, directors, officers, employees, managers, fiduciaries, administrators, insurers, attorneys, representatives and agents, and all persons acting by, through, under or in concert with any of them (collectively, the “Released Parties”) for or from any and all complaints, claims, demands, liabilities, obligations, actions, rights of actions and proceedings of any nature whatsoever (including, but not limited to, claims for damages, attorneys fees, interest and costs), whether administrative or judicial, known or unknown, suspected or unsuspected, matured or unmatured, or otherwise, that exist as of (or existed prior to) the date that the Employee signs this Release.  Without limiting the generality of the foregoing, the Employee understands and agrees that this Release includes and constitutes a complete waiver and release by the Employee in all capacities (including, but not limited to, as a shareholder, officer, employee, participant, individual or otherwise), and by his heirs, executors, administrators, representatives, and assigns, of any and all possible claims against each of the Released Parties based upon, arising out of or in any manner related to any salary, commission, bonuses (discretionary or otherwise) and other compensation from the Company, the Bank or any of their subsidiaries or affiliates; any plan, policy, program or promise of compensation from any of the Released Parties; any award of stock options, restricted stock or other stock-based or incentive compensation from the Company or the Bank; the Employee’s employment with or termination of employment by the Company and/or the Bank; wrongful termination or discharge; breach of contract; breach of good faith or fair dealing; infliction of emotional distress; and discrimination based on age, race, sex, religion, national origin, disability, veterans status, sexual orientation, gender identity, or any other claim of employment discrimination, including, but not limited to, claims arising under the following laws and amendments thereto, if any:  the Civil Rights Act of 1866 (42 U.S.C. § 1981), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, the Federal Rehabilitation Act of 1973, the Family and Medical Leave Act, the Fair Labor Standards Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974; any other federal or state employment law; any federal or state wage and hour laws, and all other similar federal, state or local laws, statutes, rules or regulations; and, in addition, all other tort or contract claims and other theories of recovery, to the extent permitted by law.  Notwithstanding the foregoing, this Release does not affect, release or waive any of the Employee’s claims (a) under the Agreement, (b) under Section 25 under the Employment Agreement if the Company or the Bank requests the Employee’s cooperation under such section, or (c) for vested benefits or payments under the ESOP and the 401(k) Plan (as defined in the Agreement).

2.           This Release shall be construed as broadly and comprehensively as applicable law permits; provided, however, that this Release shall not be construed as releasing or waiving any right that, as a matter of law, cannot be released or waived, including but not limited to any right to file a charge or participate in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission.  Notwithstanding the foregoing, the Employee waives any right to recover monetary remedies in his own behalf in any such investigation or proceeding.

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3.           The Employee acknowledges that the Company and the Bank have advised him to consult with an attorney of the Employee’s own choice prior to signing this Release and that he has had ample time and adequate opportunity to discuss thoroughly all aspects of this Release with his attorney.

4.           In the event the Employee is forty (40) years of age or older, the Employee acknowledges that the Company and the Bank have advised him that he has a period of twenty-one (21) days to review and consider this Release.  The Employee understands that he may use as much or all of the twenty-one (21) day period as the Employee desires prior to signing this Release.  Upon execution of this Release, the Employee waives any remaining portion of the twenty-one (21) day review period.

5.           In the event the Employee is forty (40) years of age or older, the Employee acknowledges that the Company and the Bank have advised him that he may revoke this Release within seven (7) days after signing it.  If the Employee signs this Release and does not revoke it after such seven (7) day period has expired, he may not thereafter revoke this Release.

ANY SUCH REVOCATION MUST BE IN WRITING AND RECEIVED BY THE COMPANY AND THE BANK AT THE FOLLOWING ADDRESS NOT LATER THAN 5:00 P.M. (MUNSTER, INDIANA TIME) ON THE SEVENTH (7TH) DAY FOLLOWING THE DATE OF EXECUTION OF THIS RELEASE:

CFS Bancorp, Inc. and Citizens Financial Bank
Attn:  Daryl D. Pomranke, President and Chief Operating Officer
707 Ridge Road
Munster, Indiana 46321

6.           All provisions of this Release are severable from one another.  In case any one or more of the provisions (or any portion thereof) contained in this Release shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Release, but this Release shall be construed as if such invalid, illegal, or unenforceable provision or provisions (or portion thereof) had never been contained herein.  This Release shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles, or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.  This Release may not be assigned, terminated or amended without the prior written consent of the Company and the Bank (by their respective Chief Executive Officers or Chief Operating Officers).  This Release may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the undersigned has executed this Release of Claims as of the date indicated below.

                                           /s/ Charles V. Cole
                        Charles V. Cole

                                                                                                               6/2/10
                                                                                                                       (Date)

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